Exhibit 99.1

Coupa Software Reports Financial Results For the First Quarter of Fiscal 2020

Record Quarterly Revenues of $81.3 Million, Up 44% Year-Over-Year

Quarterly Subscription Revenues of $73.0 Million, Up 46% Year-Over-Year

Quarterly Calculated Billings of $75.1 Million, Up 50% Year-Over-Year

SAN MATEO, Calif., June 3, 2019 – Coupa Software (NASDAQ: COUP) today announced financial results for its first fiscal quarter ended April 30, 2019.

“In the first quarter, we delivered strong financial results, including record quarterly total revenues, subscription revenues, and calculated billings, as we continued to execute on our business plan and further solidify our position as the clear leader in Business Spend Management,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “On the business front, in the quarter we increased our cumulative spend under management to nearly $1.2 trillion, an increase of 60% compared to the end of the first quarter last year, as we continue to deliver repeatable, measurable value for customers worldwide. Through innovations in the Coupa BSM Platform, including areas like Coupa Community Intelligence, we’re empowering everyone in the BSM community to spend smarter together.”

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Coupa defines (i) calculated billings as the change in deferred revenue on the balance sheet for the period, plus revenue recognized during the period and (ii) free cash flows as operating cash flows less purchases of property and equipment.

First Quarter Results

•	Total revenues were $81.3 million, an increase of 44% compared to the same period last year. Subscription revenues were $73.0 million, an increase of 46% compared to the same period last year.

•

GAAP loss from operations was $17.8 million, compared to a loss of $12.1 million for the same period last year. Non-GAAP operating income was $2.2 million, compared to operating income of $0.3 million for the same period last year.

•

GAAP net loss was $20.5 million, compared to a loss of $15.5 million for the same period last year. GAAP net loss per basic and diluted share was $0.34, compared to a loss of $0.28 for the same period last year. Non-GAAP net income was $2.1 million, compared to a loss of $0.5 million for the same period last year. Non-GAAP net income per diluted share was $0.03, compared to loss of $0.01 for the same period last year.

•	Operating cash flows and free cash flows for the quarter ended April 30, 2019, were $18.8 million and $16.1 million, respectively.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of June 3, 2019.

Second quarter of fiscal 2020:

•	Total revenues are expected to be between $84.5 and $85.5 million.

•	Subscription revenues are expected to be between $77.0 and $78.0 million.

•	Professional services and other revenues are expected to be approximately $7.5 million.

•	Non-GAAP loss from operations is expected to be between $6.5 and $7.5 million.

•	Non-GAAP net loss per basic and diluted share is expected to be between $0.10 loss and $0.12 loss per share.

•	Basic weighted average share count is expected to be approximately 62.0 million shares.

Full year fiscal 2020:

•	Total revenues are expected to be between $342.0 and $344.0 million.

•	Non-GAAP income from operations is expected to be between $7.0 and $9.0 million.

•	Non-GAAP net income per diluted share is expected to be between $0.07 and $0.10 per share.

•	Diluted weighted average share count is expected to be approximately 70.0 million shares.

Coupa has not reconciled its expectations for non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because certain items excluded from non-GAAP income (loss) from operations and non-GAAP net income (loss), such as charges related to share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from our convertible notes, and related tax effects, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q1, including the following: Altima Dental Canada, American Red Cross, Ancora Education, Apeel Sciences, Arkansas Blue Cross & Blue Shield, Axovant, Baylor University, Bonduelle, Dairy Farm International Holdings, Exxaro Resources, Goodwill of Central & Southern Indiana, Huber+Suhner, Kroger, LogicMonitor, Mesosphere, Mongo DB, Pendo, Primax, Provident Mexico, Ra Pharma, Rotoplas, Starkey Laboratories, US Postal Service, VielaBio, Wikimedia Foundation, and Zocdoc.

•

Launched the Coupa Business Spend Index (BSI), a leading indicator of economic growth based on current business spending decisions of hundreds of businesses. The Coupa BSI is a 100% behavior-based index based on three key spend factors: (1) average rate of spend approval/rejection, (2) average time to approve spend decisions, and (3) average spend per person.

•

Completed the acquisition of Exari, a leading provider of contract lifecycle management (CLM) solutions. The acquisition extends the Coupa Contract Management solution with advanced CLM capabilities, including functionality for contract creation, collaboration, and discovery, enabling companies to comprehensively manage the entire contract lifecycle and operationalize their contracts against spend transactions.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (855) 302-8830, using conference code 6983949.

•	International parties can access the call by dialing +1 (330) 871-6073, using conference code 6983949.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, June 10, 2019. To access the replay, parties in the U.S. and Canada should call (855) 859-2056 and enter conference code 6983949. International parties should call +1 (404) 537-3406 and enter conference code 6983949.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude certain items, including share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Coupa also uses key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through its core platform for all of its customers collectively since it launched its platform. Coupa calculates this metric by aggregating the actual transaction data, for invoices, purchase orders and expenses, from customers on its core platform. While Coupa does not believe this metric is directly correlated to its financial results, it believes that the adoption of its core platform, as evidenced by growth in cumulative spend under management, drives additional value to its customers, which will enhance its ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; and if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 27, 2019, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of June 3, 2019. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ: COUP) is a leading provider of Business Spend Management (BSM) solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than four million suppliers globally. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

(510) 315-1003

ir@coupa.com

Media Contact:

Global Public Relations

Stefanie Gordish

stefanie.gordish@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 30,
	2019	2018
Revenues:
Subscription services	$72,957	$49,966
Professional services and other	8,387	6,386

Total revenues	81,344	56,352
Cost of revenues:
Subscription services	17,403	11,174
Professional services and other	9,926	6,951

Total cost of revenues	27,329	18,125

Gross profit	54,015	38,227

Operating expenses:
Research and development	21,014	13,201
Sales and marketing	33,610	24,660
General and administrative	17,198	12,435

Total operating expenses	71,822	50,296

Loss from operations	(17,807)	(12,069)
Interest expense	(3,175)	(2,973)
Interest income and other, net	924	78

Loss before provision for income taxes	(20,058)	(14,964)
Provision for income taxes	410	490

Net loss	$(20,468)	$(15,454)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.28)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	60,785	55,873

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$346,446	$141,250
Marketable securities	—	180,169
Accounts receivable, net of allowances	65,847	95,274
Prepaid expenses and other current assets	14,861	10,343
Deferred commissions, current portion	7,999	7,324

Total current assets	435,153	434,360
Property and equipment, net	12,412	10,549
Deferred commissions, net of current portion	20,012	18,904
Goodwill	209,560	209,560
Intangible assets, net	52,747	55,925
Operating lease right-of-use assets	26,832	—
Other assets	9,296	10,766

Total assets	$766,012	$740,064

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,893	$5,485
Accrued expenses and other current liabilities	42,773	41,792
Deferred revenue, current portion	174,389	179,967
Operating lease liabilities, current portion	5,671	—
Convertible senior notes, net	177,576	174,615

Total current liabilities	405,302	401,859
Deferred revenue, net of current portion	1,954	2,620
Operating lease liabilities, net of current portion	22,882	—
Other liabilities	16,708	22,304

Total liabilities	446,846	426,783

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	6
Additional paid-in capital	594,735	567,797
Accumulated other comprehensive income (loss)	(251)	335
Accumulated deficit	(275,325)	(254,857)

Total stockholders’ equity	319,166	313,281

Total liabilities and stockholders’ equity	$766,012	$740,064

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2019	2018
Cash flows from operating activities
Net loss	$(20,468)	$(15,454)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,036	2,015
Accretion of discounts on marketable securities, net	731	—
Amortization of deferred commissions	1,980	1,192
Amortization of debt discount and issuance costs	2,961	2,748
Stock-based compensation	16,845	11,312
Other	92	—
Changes in operating assets and liabilities:
Accounts receivable	29,405	14,314
Prepaid expenses and other current assets	(4,370)	(1,679)
Other assets	1,895	161
Deferred commissions	(3,763)	(1,927)
Accounts payable	(788)	534
Accrued expenses and other liabilities	(3,519)	3,822
Deferred revenue	(6,244)	(4,402)

Net cash provided by operating activities	18,793	12,636

Cash flows from investing activities
Purchases of marketable securities	(64,789)	—
Maturities of marketable securities	44,796	—
Sales of marketable securities	199,314	—
Acquisitions, net of cash acquired	—	(1,178)
Purchases of property and equipment	(2,654)	(1,124)

Net cash provided by (used in) investing activities	176,667	(2,302)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	(639)
Proceeds from the exercise of common stock options	4,339	3,295
Proceeds from issuance of common stock for employee stock purchase plan	5,396	4,137

Net cash provided by financing activities	9,735	6,793

Net increase in cash, cash equivalents, and restricted cash	205,195	17,127
Cash, cash equivalents, and restricted cash at beginning of year	141,319	412,976

Cash, cash equivalents, and restricted cash at end of period	$346,514	$430,103

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	346,446	430,030
Restricted cash included in other assets	68	73

Total cash, cash equivalents, and restricted cash	$346,514	$430,103

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 30, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$17,403	$(1,388)	$(2,172)	$—	$13,843
Costs of professional services and other	9,926	(1,445)	—	—	8,481
Gross profit	66.4%	3.5%	2.7%	0.0%	72.6%
Research and development	21,014	(4,048)	—	—	16,966
Sales and marketing	33,610	(4,839)	(1,006)	—	27,765
General and administrative	17,198	(5,125)	—	—	12,073
Income (loss) from operations	(17,807)	16,845	3,178	—	2,216
Operating margin	-21.9%	20.7%	3.9%	0.0%	2.7%
Interest expense	(3,175)	—	—	2,960	(215)
Interest income and other, net	924	—	—	—	924
Income (loss) before provision for income taxes	(20,058)	16,845	3,178	2,960	2,925
Provision for income taxes	410	493	(123)	—	780
Net income (loss)	(20,468)	16,352	3,301	2,960	2,145
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.34)				$0.04
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.34)				$0.03

(1)

GAAP net loss per share is calculated based upon 60,785 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 60,785 basic and 68,945 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 30, 2018

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$11,174	$(831)	$(784)	$—	$9,559
Costs of professional services and other	6,951	(946)	—	—	6,005
Gross profit	67.8%	3.2%	1.4%	0.0%	72.4%
Research and development	13,201	(2,547)	—	—	10,654
Sales and marketing	24,660	(2,970)	(290)	—	21,400
General and administrative	12,435	(4,018)	—	—	8,417
Income (loss) from operations	(12,069)	11,312	1,074	—	317
Operating margin	-21.4%	20.1%	1.9%	0.0%	0.6%
Interest expense	(2,973)	—	—	2,748	(225)
Interest income and other, net	78	—	—	—	78
Income (loss) before provision for income taxes	(14,964)	11,312	1,074	2,748	170
Provision for income taxes	490	169	48	—	707
Net loss	(15,454)	11,143	1,026	2,748	(537)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.28)				$(0.01)

(1)	Calculated based upon 55,873 basic and diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2019	2018
Net cash provided by operating activities	$18,793	$12,636
Less: purchases of property and equipment	(2,654)	(1,124)

Free cash flows	$16,139	$11,512